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                                                                    EXHIBIT 10.8

                          ADVANCED MEDICAL OPTICS, INC.
                                 2002 BONUS PLAN

I.   PURPOSE

          The purpose of the Advanced Medical Optics, Inc. 2002 Bonus Plan (the "Plan") is to attract and retain highly qualified individuals; to obtain from each the best possible performance; and to include in such individual's compensation package an annual incentive component which is tied directly to the accomplishment of specific corporate and individual objectives that enhance value for the stockholders of Advanced Medical Optics, Inc. ("AMO," together with its subsidiaries, the "Company").

          With respect to individuals who the Committee (as defined below), in its sole discretion, determines meet or may meet the definition of "covered employee" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, such bonus compensation shall be based the accomplishment of specific preestablished financial performance objectives by the Company based on objective business criteria. Such bonus compensation is intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder.

II.  EFFECTIVE DATE; TERM; PLAN YEAR

          The Plan is effective as of its adoption by the Board of Directors of the Company (the "Board") and shall remain in effect until such time as it shall be terminated by the Board.

          The Plan year shall be each January 1 to December 31 during the term of the Plan; provided, however, that the first Plan year under the Plan shall commence on the date the Distribution (as defined below) is effective and shall end on the following December 31.

III. ELIGIBILITY AND PARTICIPATION

          All regular full-time and part-time employees of the Company and its U.S. subsidiaries scheduled to work 20 or more hours per week in salary grades 7E and above are eligible to participate in the Plan. Participants in the Plan ("Participants") shall be selected annually by the Organization, Compensation and Corporate Governance Committee (the "Committee") from those eligible to participate in the Plan. Notwithstanding anything in the Plan to the contrary, an individual shall not be eligible to participate in the Plan if such individual (a) performs services for the Company and is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

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IV.  OBJECTIVES

          Bonuses for Participants, other than 162(m) Participants (as defined below), are based on: (a) both corporate performance and individual performance in relation to pre-established objectives as set forth in subsections A. and B. below and (b) subjective factors as determined by the Committee.

          Bonuses for 162(m) Participants with respect to a Plan year shall be based on the achievement of specific preestablished financial performance objectives (the "Performance Objectives") by the Company with respect to such Plan year. The Performance Objectives shall be based on any of the objective business criteria set forth in subsection A. below, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines in accordance with Section V.

     A. Corporate Objectives

     Corporate objectives with respect to a Plan year shall be set by the Committee at the beginning of such Plan year and shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines:

     .    revenue (sales)

     .    cash flow

     . earnings per share (including earnings before interest, taxes and amortization)

     .    return on equity

     .    total stockholder return

     .    return on capital

     .    return on assets or net assets

     .    income or net income

     .    operating income or net operating income

     .    operating profit or net operating profit

     .    operating margin

     .    market share

     B.   Individual Objectives

     In the case of Participants, other than 162(m) Participants (as defined below), Manage ment Bonus Objectives ("MBOs") shall be prepared by each Participant and his or her supervisor at the beginning of each Plan year and shall be subject to modification, in the discretion of the Participant and his or her supervisor, at any time prior to the end of such Plan year. MBOs shall reflect results and objectives to be achieved by the Participant in order for such Participant to meet short-term and long-term business goals that contribute to increased

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stockholder value. MBOs shall be expressed as specific, quantifiable measures of performance in relation to key operating decisions for the Participant's business unit including, without limitation, the following:

     .    managing inventory levels, receivables, expenses or payables

     .    increasing sales

     .    eliminating unnecessary capital expenditures

V.   162(M) PARTICIPANTS

          A. Determination of Applicability of Section 162(m)

          By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, no later than 90 days after the commencement of a Plan year), the Committee, in its sole discretion, shall determine which Participants in the Plan with respect to such Plan year, if any, meet or may meet the definition of "covered employee" under
Section 162(m) of the Code and the regulations promulgated thereunder (such Participants hereinafter referred to as "162(m) Participants"). In making such determination, the Committee may employ and rely upon the advice of attorneys, consultants and accountants. Notwithstanding anything in the Plan to the contrary, a bonus payable to a 162(m) Participant for such Plan year shall be made in accordance with this Section V and unless otherwise provided herein, Sections IV, IX and X shall not apply to such 162(m) Participant.

          B. Performance Objectives

          By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, no later than 90 days after the commencement of the Plan year) and while the achievement of the Performance Objectives remain substantially uncertain within the meaning of
Section 162(m) of the Code, and the regulations promulgated thereunder, the Committee shall establish, in writing, the specific Performance Objectives which must be achieved in order for a bonus hereunder (or designated portion thereof) to be earned by a 162(m) Participant, the objective bonus formula for computing a bonus (or designated portion thereof) if such Performance Objectives are achieved, and targeted bonus for such 162(m) Participant for such Plan year.

          The Committee shall determine whether the Performance Objectives for a Plan year are achieved, and, if so, the Committee shall certify in writing, prior to the payment of any bonus (or designated portion thereof) to a 162(m) Participant for such Plan year, that such Performance Objectives were satisfied. No bonus (or designated portion thereof) for a Plan year shall be paid to a 162(m) Participant unless and until the Committee makes a certification in writing with respect to the achievement of the Performance Objectives with respect to such Plan year as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

          C. Determination of Bonus Amounts

          The Committee shall have authority to exercise discretion in determining the amount of the targeted bonus granted to each 162(m) Participant at the beginning of a Plan year, provided that no such targeted bonus shall exceed the maximum bonus limit set forth in Section V.D. The Committee shall also have the authority to reserve, under the terms of any bonus

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award, the right to exercise discretion to reduce the amount of a targeted bonus which shall be otherwise payable to the 162(m) Participant at the end of each Plan year, subject to the terms, conditions and limits of the Plan. The
Committee shall have no authority to increase the amount of a targeted bonus which shall be payable to any 162(m) Participant or to pay a bonus under this
Section V if the Performance Objectives have not been satisfied.

          The payment of a bonus to a 162(m) Participant with respect to a Plan year shall be conditioned upon the 162(m) Participant's employment by the Company on the day the bonus is paid; provided, however, that in the discretion of the Committee, if the Performance Objectives with respect to a Plan year are achieved and certified in accordance with Section V.B., a bonus may be paid to a 162(m) Participant: (i) in the event of a Change in Control prior to the end of such Plan year, or (ii) if such 162(m) Participant's employment terminates after the beginning of such Plan year as a result of disability or death.

          D. Maximum Annual Bonus

          Notwithstanding anything herein to the contrary, the maximum bonus that may be earned by any 162(m) Participant under the Plan in any given calendar year shall not exceed $2,000,000.

          E. Compliance with Section 162(m)

          It is the intent of the Company that the bonuses made pursuant to
Section V shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of
Section 162(m) of the Code, and the regulations promulgated thereunder. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code, and the regulations promulgated thereunder, shall be disregarded.

VI.  FORM OF BONUSES

          All bonuses shall be reviewed and authorized by the Committee and shall be paid in cash.

VII. PAYMENT OF BONUSES

          Bonuses will be paid no later than ninety (90) days following the end of the Plan year through the Participant's normal payroll channel; provided, however, that with respect to a 162(m) Participant (as defined below), no bonus shall be paid unless and until the Committee certifies, in writing, that the amount payable with respect to such bonus does not exceed the limitations set forth in Section V and that the amount payable to such 162(m) Participant does not exceed the amount of the targeted bonus granted to such 162(m) Participant at the beginning of the Plan year. In the event of a "Change in Control" (as defined in the Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan) following the close of a Plan year but prior to such ninety (90) day period, bonuses with respect to such Plan year will be paid within 30 days of the effective date of the Change in Control.

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VIII. STOCKHOLDER APPROVAL

          The Plan shall be submitted to the Company's stockholders for approval in accordance with the requirements of Section 162(m) of the Code, and the regulations promulgated thereunder, no later than the first regularly scheduled meeting of the Company's stockholders occurring more than twelve (12) months after the date of Allergan, Inc.'s pro rata distribution to the holders of its common stock, $0.01 par value, of all the shares of Advanced Medical Optics, Inc. (the "Company") common stock owned by Allergan, Inc. (the "Distribution"). No bonuses shall be paid with respect to 162(m) Participants under the Plan on or after such regularly scheduled meeting unless the Plan is approved in accordance with this Section VII and the requirements of Section 162(m) of the Code, and the regulations promulgated thereunder.

IX.  CHANGE IN CONTROL

          If a Change in Control occurs during the Plan year, Participants will be paid a bonus prorated to the effective date of the Change in Control and all corporate and individual performance objectives will be deemed to be met at the greater of 100% of the target or the actual prorated year-to-date performance.

          Participants must be employed by the Company or its successor on the effective date of the Change in Control in order to receive the prorated payment, unless the Participant's employment is terminated for retirement, death or disability or otherwise without cause prior to such date. For purposes of this plan, "cause" shall be limited to only three types of events: the willful refusal to comply with a lawful, written instruction of the Board so long as the instruction is consistent with the scope and responsibilities of the Participant's position prior to the Change in Control; dishonesty which results in a material financial loss to the Company (or to any of its affiliated companies) or material injury to its public reputation (or to the public reputation of any of its affiliated companies); or conviction of any felony involving an act of moral turpitude.

X.   TERMINATION OF EMPLOYMENT

          Bonuses, if any, for Participants who become eligible after the beginning of a Plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be prorated. Bonuses, if any, for Participants who are laid-off will be prorated provided the Participant was eligible for at least six months of the Plan year. All proration will be based on the number of months of participation in the Plan during the Plan year.

XI.  ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

          The Committee shall administer the Plan. The Committee shall be appointed by the Board and shall consist solely of two or more members of the Board who shall qualify as "outside directors" under Section 162(m) of the Code, and the regulations promulgated thereunder. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

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          The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of this Plan and may take into account such other factors as it deems appropriate in administering any aspect of this Plan; provided, however, that the Committee may not, with respect to Section V of the Plan, modify, reduce or alter Performance Objectives or objective bonus formula once such Performance Objectives and objective bonus formula with respect to a performance period have already been established by the Committee.

          Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

          The Board shall have the right to amend the Plan from time to time or to repeal it entirely or to terminate the Plan; provided, however, that no amendment to the Plan that is made on or after the first regularly scheduled meeting of the Company's stockholders occurring more than twelve (12) months after the Distribution and that changes the maximum bonus payable to any 162(m) Participant, as set forth in Section V.D., or amends the objective business criteria with respect to 162(m) Participants as set forth in Section IV.A., shall be effective unless approved by the affirmative vote of a majority of shares voting at a meeting of the shareholders of the Company in accordance with
Section 162(m), and the regulations promulgated thereunder.

XII. RIGHTS OF PLAN PARTICIPANTS

          Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

          No individual to whom a bonus has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

          No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIV. MISCELLANEOUS

          The Company shall deduct all federal, state and local taxes required by law or Company policy from any bonus paid hereunder.

          In no event shall the Company be obligated to pay to any Participant a bonus for any period by reason of the Company's payment of a bonus to such Participant in any other period, or by reason of the Company's payment of a bonus to any other Participant or Participants in such period or in any other period.

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          The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

          Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

          The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

     IN WITNESS WHEREOF, Advanced Medical Optics, Inc. hereby executes this
Advanced Medical Optics, Inc. 2002 Bonus Plan as of this            day of
                                                         ----------
          , 2002.
----------

                                            ADVANCED MEDICAL OPTICS, INC.


                                            By:
                                               ---------------------------------

                                            Name:
                                                   -----------------------------

                                            Title:
                                                   -----------------------------

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